Exhibit 99.1

 OriginClear, Inc. Confirms In Its 2016 Annual Report Revenue Growth Of Over 430% And Gross Profit Increase Of Over 1,200%

Revenue growth and cost management reduced 2016 operating losses by nearly 50% over 2015.

Los Angeles, CA – April 4, 2017 – OriginClear Inc. (OTC/QB: OCLN), a leading provider of water treatment solutions, today commented on its Annual Report for 2016, confirming its previous guidance.

OriginClear’s consolidated revenue was $5,071,095 for 2016, a 431% increase from 2015. Gross Profits rose to $1,481,930 in 2016, an increase of 1,216% year over year.

“OriginClear is well on its way to accomplishing its long-term goals,” said Riggs Eckelberry, OriginClear CEO. “Our first acquisition has performed with stability and high customer satisfaction, while the technology division is making steady progress. We expect both areas to continue to expand in 2017.”

In 2016, the Company continued to strategically reduce corporate overhead and operating costs. Operating losses were cut nearly in half, from $6,966,557 in 2015 to $3,589,714 in 2016.

OriginClear Technologies made substantial progress in 2016, creating new licensees and joint venture partners for its breakthrough Electro Water Separation™ (EWS) technology. Revenue attributed to the technology activity grew from $180,771 to $276,458, a 53% increase over 2015.

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About OriginClear, Inc.

OriginClear is a leading provider of water treatment solutions and the developer of a breakthrough water cleanup technology serving the rapidly growing $500 billion world market. Through its wholly owned subsidiaries, OriginClear provides systems and services to treat water in a wide range of industries, such as municipal, pharmaceutical, semiconductors, industrial, and oil & gas. To rapidly grow this segment of the business, we strategically acquire profitable and well-managed water treatment companies, which allow us to expand our global market presence and technical expertise. To enable a new era of clean and socially responsible water treatment solutions, we invented Electro Water Separation™, a breakthrough high-speed water cleanup technology using multi-stage electrolysis, that we license worldwide to water treatment equipment manufacturers. Water is our most valuable resource, and the mission of the “Family of OriginClear Companies” is to improve the quality of water and help return it to its original and clear condition. To learn more about OriginClear®, please visit our website at www.originclear.com.

OriginClear Safe Harbor Statement:

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this update, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Press Contact:

Kaitlyn Finegan

Antenna Group

415-977-1914

OriginClear@antennagroup.com

Investor Relations OriginClear:

Tom Becker

Toll-free: 877-999-OOIL (6645) Ext. 3

International: +1-323-939-6645 Ext. 3

Fax: 323-315-2301

ir@OriginClear.com

www.OriginClear.com